EXHIBIT 15.1

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors

PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of PacifiCare Health Systems, Inc. (the Company) 2005 Equity Incentive Plan, of our reports dated April 26, 2005 and July 26, 2005 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

/s/ Ernst & Young LLP

Irvine, California

August 5, 2005